BlackRock Strategic Global Bond Fund, Inc. (the "Registrant")
         -------------------------------------------------------------

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Articles Supplementary Classifying Shares of Authorized Capital Stock and Creating An Additional Class of Common Stock, dated September 11, 2015, and filed with the State Department of Assessments and Taxation of the State of Maryland.

                                                                EXHIBIT 77Q1(A)

     ARTICLES SUPPLEMENTARY CLASSIFYING SHARES OF AUTHORIZED CAPITAL STOCK
               AND CREATING AN ADDITIONAL CLASS OF COMMON STOCK

    BLACKROCK STRATEGIC GLOBAL BOND FUND, INC. (hereinafter called the "Corporation"), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Five Billion (5,000,000,000) shares of capital stock as follows:

            CLASSES                     NUMBER OF AUTHORIZED SHARES
            -------                     ---------------------------
            Investor A Common Stock            1,000,000,000
            Investor B Common Stock            1,000,000,000
            Investor C Common Stock            1,000,000,000
            Investor C1 Common Stock           1,000,000,000
            Institutional Common Stock         1,000,000,000
            Total:                             5,000,000,000

    All shares of all classes of the Corporation's capital stock have a par value of Ten Cents ($.10) per share and an aggregate par value of Five Hundred Million Dollars ($ 500,000,000).

2.  The Board of Directors of the Corporation, acting in accordance with
    Section 2-105(c) of the Maryland General Corporation Law and Article IV, paragraph 2 of the Articles of Incorporation of the Corporation, as amended and supplemented, hereby increases the total number of authorized shares of Common Stock of the Corporation by One Billion (1,000,000,000) shares and designates such newly authorized and unissued shares as Class K Common Stock.

3. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class K Common Stock are as follows:

    The Class K Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as all other classes of capital stock of the Corporation as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

     (i) Expenses related to the account maintenance and distribution of the Class K Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

     (ii)Such account maintenance and distribution expenses borne solely by Class K Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

4. After the increase in the number of authorized shares and the classification of the newly authorized shares, the Corporation will have the authority to issue Six Billion (6,000,000,000) shares of capital stock as follows:

            CLASSES                     NUMBER OF AUTHORIZED SHARES
            -------                     ---------------------------
            Investor A Common Stock            1,000,000,000
            Investor B Common Stock            1,000,000,000
            Investor C Common Stock            1,000,000,000
            Investor C1 Common Stock           1,000,000,000
            Institutional Common Stock         1,000,000,000
            Class K Common Stock               1,000,000,000
            Total:                             6,000,000,000

    After the increase in the number of authorized shares and the classification of the newly authorized shares, all shares of all classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Six Hundred Million Dollars ($600,000,000).

5. These Articles Supplementary shall be effective as of the 14th day of September, 2015

   IN WITNESS WHEREOF, BLACKROCK STRATEGIC GLOBAL BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its Chief Financial Officer and attested by its Secretary on the 11/th/ day of September 2015.

                                             BLACKROCK STRATEGIC GLOBAL BOND
                                             FUND, INC.

                                             By:  /s/ Neal J. Andrews
                                                  ------------------------------
                                                  Neal J. Andrews
                                                  Chief Financial Officer

ATTEST:


/s/ Benjamin Archibald
--------------------------
Benjamin Archibald
Secretary

   The undersigned, Chief Financial Officer of BLACKROCK STRATEGIC GLOBAL BOND FUND, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of this knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.


Dated: September 11, 2015    By:  /s/ Neal J. Andrews
                                  ----------------------------------------------
                                  Neal J. Andrews
                                  Chief Financial Officer